Exhibit 99.1

Item 14. Other Expenses of Issuance and Distribution.
The expenses, other than underwriting discounts and commissions, to be incurred by Pinnacle West Capital Corporation (“PNW”) relating to the offering of $500,000,000 principal amount of its 1.30% Notes due 2025, under PNW's Registration Statement on Form S-3 (No. 333-224366) and a related prospectus supplement filed with the Securities and Exchange Commission and dated June 10, 2020 are estimated to be as follows:

Securities and Exchange Commission registration fee	$64,900
Printing, engraving, and postage expenses	$25,000
Legal fees and expenses	$8,000
Accounting fees and expenses	$65,000
Rating Agency fees	$997,500
Transfer Agent and Registrar, Trustee and Depository fees and expenses	$10,000
Total	$1,170,400